20F ITEM 19 EXHIBIT 4.T

KIMBER RESOURCES INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO PURCHASER

1.	All purchasers complete all the information in the boxes on page 1 and sign where indicated with an "X".

2.
If you are an "accredited investor" in Alberta, British Columbia or Ontario, then complete the "Accredited Investor Questionnaire" that starts on page 5. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under Ontario Securities Commission Rule 45-501 and Multilateral Instrument 45-103 adopted by the Alberta Securities Commission and British Columbia Securities Commission.

3.
If you are not an individual or you are a portfolio manager (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual), then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 14.

4.	If you are a portfolio manager, complete and sign the "Portfolio Manager: Additional Undertaking and Certification" on page 16.

Subscription Agreement (with related appendixes, schedules and forms)	Page 1 of 22 pages

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:                         KIMBER RESOURCES INC. (the "Issuer"), of #215, 800 West Pender St., Vancouver, BC

Subject and pursuant to the terms set out in the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

_______________________________________ Units

CAD $0.70 per Unit for a total purchase price of CAD $ ____________________________________________________

The Purchaser owns, directly or indirectly, the following securities of the Issuer:
_________________________________________________________________________________________________________________

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS:	DELIVERY INSTRUCTIONS:

Name to appear on certificate	Name and account reference, if applicable

Account reference, if applicable	Contact name

Address	Address

Telephone number

EXECUTED by the Purchaser this ____________day of  _____________ , 2003. By executing this Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the "Address of the Purchaser". Unless the jurisdiction shown as the "Address of the Purchaser" is British Columbia, then the Purchaser certifies that the Purchaser is NOT resident in British Columbia.

WITNESS:	EXECUTION BY PURCHASER:
_________________________________________________________________	X _______________________________________________________________
Signature of witness	Signature of individual (if Purchaser is an individual)
_________________________________________________________________	X _______________________________________________________________
Name of witness	Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________	_________________________________________________________________
Address of witness	Name of Purchaser (please print)

_________________________________________________________________	_________________________________________________________________
Name of authorized signatory (please print)
ACCEPTED this day of ___________ , 2003.
KIMBER RESOURCES INC.	_________________________________________________________________
Per:	Address of Purchaser (residence)
_________________________________________________________________
Authorized signatory	Telephone number and e-mail address

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference.

Subscription Agreement (with related appendixes, schedules and forms)	Page 2 of 22 pages

TERMS

Reference date of this Agreement	The date the Agreement is executed by the Purchaser on page 1 (the "Agreement Date")

The Offering

The Issuer	Kimber Resources Inc.

The Agent
The offering is made on a commercially reasonable efforts basis by Canaccord Capital Corporation (which together with any sub-agents, is referred to as the "Agent") under an Agency Agreement dated for reference  November 20, 2003 (the "Agency Agreement").

Offering	The offering consists of an aggregate of 1,000,000 units (the "Units") of the Issuer

Purchased Securities
The "Purchased Securities" are Units. Each Unit consists of one  previously unissued common share, as presently constituted (a "Share")  and one-half of one non-transferable share purchase warrant (a "Warrant")  of the Issuer. One whole Warrant will entitle the holder, on exercise, to  purchase one additional common share of the Issuer (a "Warrant Share")  for a period of 12 months from the date of issuance of the Unit, at a price of CAD 0.80 per Warrant Share.

Compensation to Agent
The Agent will receive a commission of 8% of the gross proceeds received from the sale of the Units payable as to one-half in cash and as to the other one-half in Units ("Agent's Units"). The Agent's Units shall consist of one Share and one-half of one Warrant. One whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of CAD 0.80 per share at any time until the close of business on the day which is 12 months from the date of issue of the Agent's Unit.

The Agent will also receive Agent's Warrants which shall entitle the Agent to purchase shares equal in number to 20% of the total number of Units sold. Each Agent's Warrant shall entitle the holder to purchase one additional share of the Issuer at a price of CAD 0.80 per share for a period of 12 months from the date of issue. The Agent will also receive an administration fee of CAD 5,000.

Total amount	CAD 700,000

Price	CAD 0.70 per Unit

Warrants
The Warrants will be issued and registered in the name of the purchasers or their nominees.

The Warrants will be non-transferable.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

Subscription Agreement (with related appendixes, schedules and forms)	Page 3 of 22 pages

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Selling Jurisdictions	The Units may be sold in British Columbia, Alberta and Ontario and in certain "offshore" jurisdictions outside Canada and the United States (the "Selling Jurisdictions").

Exemptions	The offering will be made in accordance with the following exemptions from the prospectus requirements:

a)	the British Columbia and Alberta "Accredited Investor" exemption (section 5.1 of Multilateral Instrument 45-103);

b)	the Ontario "Accredited Investor" exemption (section 2.3 of Ontario Securities Commission Rules 45-501); and

c)	the British Columbia and Alberta "$97,000 purchaser" exemption (section 74(2)(4) of the Securities Act (British Columbia), and s.131(1)(d) of the Securities Act (Alberta)).

Resale restrictions and legends (All Purchasers)
At the time of Closing, the Issuer will be a "qualifying issuer" within the meaning of Multilateral Instrument 45-102. The Purchased Securities will therefore be subject to a four month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the following legends:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date that is four months and a day after the Closing.]"

"Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities presented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert the date following the fourth month after the distribution]."

The Issuer agrees that the Securities will bear no legends other than those set out here.

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

Closing Date	The Closing will take place in one or more closings, as agreed to between the Issuer and the Agent.

Additional definitions	In this Subscription Agreement, the following words have the following meanings unless otherwise indicated:

Subscription Agreement (with related appendixes, schedules and forms)	Page 4 of 22 pages

(a)	"Purchased Securities" means the Units purchased under this Subscription Agreement;

(b)	"Securities" means the Shares, the Warrants and the Warrant Shares;

(c)	"Warrants" includes the certificates representing the Warrants.

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of British Columbia.

Authorized and outstanding capital	The authorized capital of the Issuer is 80,000,000 common shares. The issued and outstanding capital of the Issuer as of October 31, 2003, is 17,241,332 common shares.

Stock exchange listings	Shares of the Issuer are listed on the TSX Venture Exchange (the "Exchange").

"Securities Legislation Applicable to the Issuer"
The "Securities Legislation Applicable to the Issuer" is the Securities Act (British Columbia), the Securities Act (Alberta) and the Securities Act (Ontario) and the "Commissions with Jurisdiction over the Issuer" are the securities commissions of British Columbia, Alberta and Ontario.

END OF TERMS

Subscription Agreement (with related appendixes, schedules and forms)	Page 5 of 22 pages

Accredited Investor Questionnaire

(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In connection with the execution of the Subscription Agreement to which this Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that:

If I am an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then I satisfy one or more of the categories indicated below (please place an "X" on the appropriate lines):

________ Category 1
an individual who, either alone or jointly with a spouse, beneficially owns financial  assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD 1,000,000, where "financial assets" means cash and securities and "related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets

________ Category 2
an individual whose net income before taxes exceeded CAD 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD 300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

________ Category 3
an individual registered under the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario)

________ Category 4
an individual registered or formerly registered under the securities legislation of any province or territory of Canada as a representative of a person or company registered under the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario)

Categories 5 to 9 apply only to persons resident in Ontario

________ Category 5	a promoter of the Issuer or an affiliated entity of a promoter of the Issuer

________ Category 6	a spouse, parent, grandparent or child of an officer, director or promoter of the Issuer

________ Category 7	a person that, in relation to the Issuer, is an affiliated entity

________ Category 8
a person that, in relation to the Issuer, is a person referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) (commonly known as a "control person")

________ Category 9	a person that is recognized by the Ontario Securities Commission as an accredited investor

If the Purchaser is NOT an individual (that is, the Purchaser is a corporation, partnership, trust or other entity other than an individual), then the Purchaser satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

Subscription Agreement (with related appendixes, schedules and forms)	Page 6 of 22 pages

Institutional investors

________ Category 10	a bank listed in schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in schedule III of the Bank Act (Canada)

________ Category 11	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

________ Category 12	a loan corporation or trust company that, in each case, is authorized to carry on business in Canada or a province or territory of Canada

________ Category 13	a credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a province or territory of Canada

________ Category 14	an association under the Cooperative Credit Associations Act (Canada) located in Canada

________ Category 15	an insurance company authorized to carry on business in Canada or a province or territory of Canada

________ Category 16	a subsidiary of any company referred to in Categories 10 to 15 where the company owns all of the voting shares of the subsidiary

________ Category 17
a person or company registered under the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario)

________ Category 18	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority

________ Category 19	a company, syndicate, partnership, trust or unincorporated organization organized outside of Canada that is analogous to any of the entities referred to in Categories 10 to 18 in form and function

________ Category 20
a mutual fund or non-redeemable investment fund that, in the province or territory where the securities of the Issuer are being sold, distributes its securities only to persons or companies that are accredited investors

________ Category 21
a mutual fund or non-redeemable investment fund that, in the province or territory where the securities of the Issuer are being sold, distributes its securities under a prospectus for which the regulator has issued a receipt

Government organizations

________ Category 22	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province

________ Category 23	a municipality, a public board or commission in Canada

________ Category 24	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

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Other corporations,
partnerships, trusts &
charities

________ Category 25	a registered charity under the Income Tax Act (Canada)

________ Category 26
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CAD $5,000,000 as reflected in its most recently prepared financial statements

________ Category 27	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors

Categories 28 to 31 apply only to persons resident in Ontario

________ Category 28
an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction

________ Category 29	a promoter of the Issuer or an affiliated entity of a promoter of the Issuer

________ Category 30	a person or company that, in relation to the Issuer, is an affiliated entity

________ Category 31
a person or company that, in relation to the Issuer, is a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) (commonly known as a "control person")

The statements made in this Questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Agent and the Issuer of any changes in the answers.

Dated _______________2003
X _______________________________________________________________
Signature of individual (if Purchaser is an individual)

X _______________________________________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Name of authorized signatory ( please print)

_________________________________________________________________
Official capacity of authorized signatory (please print)

Subscription Agreement (with related appendixes, schedules and forms)	Page 8 of 22 pages

Provisions applicable to a purchaser resident in British Columbia

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in British Columbia.

Additional definitions

In the following provisions applicable to a purchaser resident in British Columbia and the Subscription Agreement (including the first (cover) page and all of the appendixes), the following words have the following meanings unless otherwise indicated:

(a)
"Accredited Investor" a person who falls into one of the categories set out in the "Accredited Investor Questionnaire" (other than a category specified to be for Ontario residents only) that starts on page 5;

(b)	"Applicable Legislation" includes the Securities Act (B.C.);

(c)	"Commissions" includes the British Columbia Securities Commission;

(d)	"Securities Act (B.C.)" means the Securities Act, R.S.B.C. 1996, c. 418, as amended;

In the following provisions, a person is "Deemed to be Acting as a Principal" if the person is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser; is purchasing the Purchased Securities as an agent or trustee for accounts that are fully managed by it and is:

(a)	a trust company or insurance company that has been authorized to do business under the Financial Institutions Act (British Columbia); or

(b)	an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the Securities Act (B.C.) or is exempt from such registration;

In the case of any Purchaser who is Deemed to be Acting as a Principal, the Purchaser acknowledges that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom the Purchaser may be acting.

Applicable exemptions

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing, the Purchaser has received an offering memorandum or satisfies one or more of the following categories:

(a)	"accredited investor" (s. 5.1, Multilateral Instrument 45-103): the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal; or;

(b)
"$97,000 purchaser" (s. 74(2)(4), Securities Act (B.C.)): the Purchaser is purchasing sufficient Purchased Securities so that the aggregate acquisition cost of the Purchased Securities to the Purchaser is not less than CAD 97,000, the Purchaser is not a corporation, partnership, trust, fund, association, or any other organized group of persons created solely, or used primarily, to permit the purchase of the Purchased Securities (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of the Purchased Securities is less than CAD 97,000, and the Purchaser is either:

Subscription Agreement (with related appendixes, schedules and forms)	Page 9 of 22 pages
NOTE: the provisions on this page are applicable ONLY if the Purchaser is resident in British Columbia.

	(i)	purchasing the Purchased Securities as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Purchased Securities; or

(ii)
if not purchasing the Purchased Securities as principal, is Deemed to be Acting as a Principal and the aggregate acquisition cost of the Purchased Securities purchased for all the accounts managed by it is not less than CAD 97,000; or

(c)
"exempt purchaser" (s. 74(2)(3), Securities Act (B.C.)): the Purchaser is purchasing as principal, is not an individual and is designated as an exempt purchaser in an order made by the Executive Director of the British Columbia Securities Commission.

Additional representations

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser also represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)
the Purchaser is not a "control person" of the Issuer as defined in the Securities Act (B.C.), will not become a "control person" by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(b)	the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser's buy order was made to the Agent, the Purchaser was outside the United States;

(c)	the Purchaser is not a U.S. Person;

(d)	the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person.

Subscription Agreement (with related appendixes, schedules and forms)	Page 10 of 22 pages

Provisions applicable to a purchaser resident in Alberta

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in Alberta.

Additional definitions

In the following provisions applicable to a purchaser resident in Alberta and the Subscription Agreement (including the first (cover) page and all of the appendixes), the following words have the following meanings unless otherwise indicated:

(a)
"Accredited Investor" a person who falls into one of the categories set out in the "Accredited Investor Questionnaire" (other than a category specified for Ontario residents only) that starts on page 5;

(b)	"Applicable Legislation" includes the Securities Act (Alberta);

(c)	"Commissions" includes the Alberta Securities Commission;

(d)	"Securities Act (Alberta)" means the Securities Act, R.S.A. 2000, c. S-4, as amended.

Applicable exemptions

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing, the Purchaser satisfies one or more of the following categories:

(a)	"Accredited investor" (s. 5.1, Multilateral Instrument 45-103): the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal; or

(b)	"$97,000 purchaser" (s. 131(1)(d), Securities Act (Alberta)): the Purchaser is:

(i) an individual purchasing sufficient Purchased Securities such that the aggregate acquisition cost of the Purchased Securities to the Purchaser is not less than CAD 97,000;

(ii)
a corporation purchasing sufficient Purchased Securities such that the aggregate acquisition cost of the Purchased Securities is not less than CAD 97,000 in cash, and it was not incorporated solely to permit the purchase of the Purchased Securities without a prospectus; or

(iii)
not a corporation or an individual but is a syndicate, partnership, trust or other unincorporated organization, and is purchasing as principal for its own account, and each member of the syndicate, partnership, trust or other unincorporated organization or each beneficiary of the trust, as the case may be, is an individual whose individual share of the aggregate acquisition cost of the Purchased Securities is not less than CAD 97,000; and

and the Purchaser is either

(iv) purchasing the Purchased Securities as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Purchased Securities; or

(v)
if not purchasing the Purchased Securities as principal, is duly authorized to enter into this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it acknowledges that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom it

Subscription Agreement (with related appendixes, schedules and forms)	Page 11 of 22 pages
NOTE: the provisions on this page are applicable ONLY if the Purchaser is resident in Alberta.

may be acting, and is trading for accounts fully managed by it and is a trust corporation registered as such under the Securities Act Alberta trading as trustee or an agent, a portfolio manager trading as an agent, or a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the rules thereunder, is required to be registered as a portfolio manager.

Additional representations

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser also represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)
the Purchaser is not a "control person" of the Issuer as defined in the Securities Act (Alberta), will not become a "control person" by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(b)	the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser's buy order was made to the Agent, the Purchaser was outside the United States;

(c)	the Purchaser is not a U.S. Person;

(d)	the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person.

Subscription Agreement (with related appendixes, schedules and forms)	Page 12 of 22 pages

Provisions applicable to a purchaser resident in Ontario

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in Ontario.

Additional definitions

In the following provisions applicable to a purchaser resident in Ontario and the Subscription Agreement (including the first (cover) page and all of the appendixes), the following words have the following meanings unless otherwise indicated:

(a)	"Accredited Investor" a person who falls into one of the categories set out in the "Accredited Investor Questionnaire" that starts on page 5;

(b)	"Applicable Legislation" includes the Securities Act (Ontario);

(c)	"Commissions" includes the Ontario Securities Commission;

(d)	"Securities Act (Ontario)" means the Securities Act, R.S.O. 1990, c. S.5, as amended.

Additional representations

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser also represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal;

(b)
the Purchaser is not a "control person" of the Issuer (that is, a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario)), will not become a "control person" by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(c)	the offer was not made to the Purchaser when the Purchaser was in the United States and, at the time the Purchaser's buy order was made to the Agent, the Purchaser was outside the United States;

(d)	the Purchaser is not a U.S. Person; and

(e)	the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person.

Additional acknowledgement

The Purchaser acknowledges that it must complete and file (with the appropriate fee) Ontario Form 45-501F2 with the Ontario Securities Commission within 10 days of any trade of the Purchased Securities.

Subscription Agreement (with related appendixes, schedules and forms)	Page 13 of 22 pages

Provisions applicable to a purchaser resident in the United Kingdom

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in the United Kingdom.

Additional representations

IN ADDITION to the representations and warranties in the General Provisions (on pages 17 to 22), the Purchaser acknowledges, represents, warrants and covenants to and with the Issuer that, as at the Agreement Date and at the Closing:

(a)	the Purchaser is acquiring the Purchased Securities for its own account for investment purpose only and not with a view to resale; and

(b)
the Purchaser is an authorized or exempted person within the meaning of the Financial Services Act 1986, or a local authority or a body corporate which has, or whose holding company has, a called up share capital or net assets of not less than £5 million or satisfies one or more of the other requirements of article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended).

Subscription Agreement (with related appendixes, schedules and forms)	Page 14 of 22 pages

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

1.	Placee Information:

	(a)	Name:

	(b)	Complete Address:

	(c)	Jurisdiction of Incorporation or Creation:

2.	(a) Is the Placee purchasing securities as a portfolio manager (Yes/No)? ___

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ___

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CAD 20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

Subscription Agreement (with related appendixes, schedules and forms)	Page 15 of 22 pages

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Dated at ____________________________________ on _______________________ , 2003.

X _______________________________________________________________
Signature of individual (if Purchaser is an individual)

X _______________________________________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Name of authorized signatory ( please print)

_________________________________________________________________
Official capacity of authorized signatory (please print)

THIS IS NOT A PUBLIC DOCUMENT

Subscription Agreement (with related appendixes, schedules and forms)	Page 16 of 22 pages

Portfolio Manager:
Additional Undertaking and Certification

If the undersigned is a portfolio manager purchasing as agent for accounts that are fully managed by it, pursuant to an exemption from the prospectus requirements prescribed by British Columbia Securities Law, the undersigned acknowledges that it is bound by the provisions of the Securities Act (British Columbia) (the "Act"), and undertakes to comply with all provisions of the Act relating to ownership of, and trading in, securities including, without limitation, the filing of insider reports and reports pursuant to Section 111 of the Act. If any of the information provided in this Form changes, the portfolio manager undertakes to notify the Exchange prior to participating in further private placements with Exchange listed companies.

If the undersigned carries on business as a portfolio manager in a jurisdiction outside of Canada, the undersigned certifies that:

(a)
it is purchasing securities of the Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CAD 20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

Dated at _______________ on ______________________ , 2003.

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Authorized signatory

_________________________________________________________________
Official capacity of authorized signatory (please print)

_________________________________________________________________
Name of individual whose signature appears above, if different from name of purchaser above ( please print)

Subscription Agreement (with related appendixes, schedules and forms)	Page 17 of 22 pages

GENERAL PROVISIONS

1.              DEFINITIONS

1.1             In the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	"1933 Act" means the United States Securities Act of 1933, as amended;

(b)	"Agent" has the meaning assigned in the Terms;

(c)
"Applicable Legislation" means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(d)	"Closing" means the completion of the sale and purchase of the Purchased Securities;

(e)	"Closing Date" has the meaning assigned in the Terms;

(f)
"Commissions" means the Commissions with Jurisdiction over the Issuer (as defined on page 4) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(g)	"Exchange" has the meaning assigned in the Terms;

(h)	"Final Closing" means the last closing under the Private Placement;

(i)	"General Provisions" means those portions of the Subscription Agreement headed "General Provisions" and contained on pages 17 to 22;

(j)	"Private Placement" means the offering of the Purchased Securities on the terms and conditions of the Agency Agreement and this Subscription Agreement;

(k)	"Purchased Securities" has the meaning assigned in the Terms;

(l)	"Regulation S" means Regulation S promulgated under the 1933 Act;

(m)	"Regulatory Authorities" means the Commissions and the Exchange;

(n)	"Securities" has the meaning assigned in the Terms;

(o)	"Subscription Agreement" means the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference;

(p)	"Terms" means those portions of the Subscription Agreement headed "Terms" and contained on pages 2 to 4.

1.2             In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "U.S. Person" and "United States".

1.3             In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD", United States dollars are

Subscription Agreement (with related appendixes, schedules and forms)	Page 18 of 22 pages

1.4             indicated with the prefix "USD", British pounds sterling are indicated with the prefix "GBP" and the euro is indicated with the prefix "EUR".

1.5             In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.              REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1             Acknowledgements concerning offering

The Purchaser acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Securities;

(d)
there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)
the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)
no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

	(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

	(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

	(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(g)
the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities.

2.2             Representations by all purchasers

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	the Purchaser has not received a copy of an offering memorandum;

(b)	to the best of the Purchaser's knowledge, the Securities were not advertised;

Subscription Agreement (with related appendixes, schedules and forms)	Page 19 of 22 pages

(c)	no person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price of the Purchased Securities;

(iii) as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange other than the Shares on the Exchange;

(d)	this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

(e)	the Purchaser is at arm's length (as that term is customarily defined) with the Issuer;

(f)
the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(g)
the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(h)
the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(i)
the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

(j)
the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(k)	this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(l)
the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(m)
the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer;

(n)	if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and

Subscription Agreement (with related appendixes, schedules and forms)	Page 20 of 22 pages

otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(o)	the Purchaser acknowledges that the Agent will receive a commission from the Issuer in connection with this Private Placement.

2.3             Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer and the Agent in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer and the Agent against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer and the Agent immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

2.4             Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.              REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1             Incorporation by reference from Agency Agreement

The Issuer hereby makes in favour of the Purchaser the representations and warranties of the Issuer contained in the Agency Agreement. The Issuer will provide to the Purchaser, promptly on request and without charge, an extract from the Agency Agreement certified by an officer of the Issuer as a true extract of the representations and warranties contained in the Agency Agreement.

3.2             Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.3             Exclusion of liability of Agent

The Purchaser acknowledges that the Agent is acting as an agent in this transaction and that all warranties, conditions, representations or stipulations, other than those relating solely to the Agent, whether express or implied and whether arising hereunder or under prior agreement or statement or by statute or at common law are expressly those of the Issuer. The Purchaser acknowledges that no information or representation concerning the Issuer has been provided to the Purchaser by the Issuer or the Agent other than those contained in this Agreement and the Agency Agreement and that the Purchaser is relying entirely upon this Agreement and the Agency Agreement. Any information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Agent. No person in the employment of, or acting as agent of, the Agent has any authority to make or give any representation or warranty whatsoever in relation to the Issuer or the Securities. Any information given or statement made is given or made without liability or responsibility howsoever arising on the part of the Agent, and the Purchaser hereby releases the Agent from any claims that may arise in respect of any such information given or statement made.

4.              WITHDRAWAL OF SUBSCRIPTION

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing if the Agent terminates its obligations with respect to the Private Placement under the Agency Agreement and hereby appoints the Agent as its agent for the purpose of notifying the Issuer of the withdrawal or termination of this subscription.

Subscription Agreement (with related appendixes, schedules and forms)	Page 21 of 22 pages

5.              CLOSING

5.1             The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer's objectives and that further closings may not take place after the Closing.

5.2             On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer or the Agent the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

5.3             At Closing, the Issuer will deliver to the Agent the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

6. MISCELLANEOUS

6.1 The Purchaser was introduced to the Issuer by the Agent under the terms of the Agency Agreement.

6.2             The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

6.3             The Purchaser hereby irrevocably authorizes the Agent, in its sole discretion:

(a)
to act as the Purchaser's representative at the Closing, to receive certificates for Purchased Securities subscribed for and to execute in its name and on its behalf all closing receipts and documents required; and

(b)
to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser contained in the Subscription Agreement or in any agreement or document ancillary or related to the Private Placement.

6.4             The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

6.5             The Issuer and the Agent may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

6.6             Without limitation, this subscription and the transactions contemplated by this Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Agreement as the Issuer and the Agent consider necessary.

6.7             This agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

6.8             Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.9             Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for in this Agreement, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Agent, or by anyone else.

6.10           The parties to this Agreement may amend this Agreement only in writing.

Subscription Agreement (with related appendixes, schedules and forms)	Page 22 of 22 pages

6.11           This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

6.12           A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given on page 1.

6.13           This Agreement is to be read with all changes in gender or number as required by the context.

6.14           This Agreement will be governed by and construed in accordance with the laws of British Columbia (without reference to its rules governing the choice or conflict of laws)~~,~~ and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

End of General Provisions

End of Subscription Agreement